Q4 FY 2011 EARNINGS November 21, 2011 Page 1 of 33 Exhibit 99.2 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Prepared comments provided by Rob Eggers, Investor Relations
Thank you for your interest in Brocade’s Q4 Fiscal 2011 earnings presentation, which includes prepared remarks, slides, and a press release detailing fiscal fourth quarter 2011 financial results. The press release was issued shortly after 1:00 p.m. Pacific time on November 21, 2011, via Marketwire. The press release, along with these prepared comments and slides, has been furnished to the SEC on Form 8-K and will be made available on Brocade’s Investor Relations website at
www.brcd.com.

Cautionary Statements and Disclosures
This presentation includes forward-looking statements regarding Brocade’s financial results, plans, strategy and business outlook as well as worldwide SAN, Ethernet and Federal government IT spending, which are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in our Form 10-Q for the fiscal quarter ended July 30, 2011 and our Form 10-K for the fiscal year ended October 30, 2010. These forward-looking statements reflect beliefs, assumptions, outlook, estimates and predictions as of today, and Brocade expressly assumes no obligation to update any such forward-looking statements.
In addition, this presentation includes various third-party estimates regarding the total available market and other measures, which do not necessarily reflect the views of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information or forecast.
Certain financial information is presented on a non-GAAP basis. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures are provided in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on
Brocade’s website, and is included in the appendix to this presentation.
Please see risk factors on Forms 10-K and 10-Q filed with the SEC

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

Agenda Dan Fairfax CFO Mike Klayko CEO Prepared comments followed by live Q&A call Page 3 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Today’s prepared comments include remarks by Mike Klayko, Brocade CEO, regarding the company’s quarterly results, its strategy, and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Dan Fairfax, Brocade CFO, who will provide a financial review.
A management discussion and live question-and-answer conference call will be webcast beginning at 2:30 p.m.
Pacific time on November 21 at www.brcd.com and will be archived on the Brocade Investor Relations web site.

Fiscal 2011: Q4 Earnings Mike Klayko, CEO Page 4 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Prepared comments provided by Mike Klayko, CEO

Executive Summary * Non-GAAP, please see GAAP reconciliation in appendix Page 5 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Brocade had an outstanding Q4 FY 11 that helped establish company records in a number of areas. Brocade generated revenue of $550M in Q4, and $2.15B for the full year—both company records. Q4 EPS was $.16 on a non-GAAP basis, a $.07 increase Qtr./Qtr. and $.03 increase Yr./Yr. For the full FY 11, the EPS was $.50 on a non-GAAP basis. The Q4 and full FY 11 results indicate good progress on our long-term strategy.
Looking at this quarter in more depth, we saw 14% growth Qtr./Qtr. in our Ethernet product revenue, led by strong results from our Enterprise and Federal customers. For FY 11, Brocade grew our Ethernet product revenue 13% Yr./Yr. and generated record revenue of $552M, which we believe outpaced the market and resulted in share gains. We believe Brocade is well-
positioned for continued Ethernet revenue growth with our recently introduced campus LAN products targeted at enterprise networking customers, our expanding portfolio of Ethernet Fabric solutions, and our growing momentum in Service Provider solutions this year. I will touch on these points in a moment.
Brocade also saw strong performance in Q4 in terms of Storage products revenue, with 10% growth Qtr./Qtr. and a better-than-
expected ramp of our 16 Gbps Fibre Channel SAN products that generated nearly $40M of revenue. The ramp of 16 Gpbs products is a faster trajectory than what we saw with the 4 Gbps to 8 Gbps transition. The overall end-user demand in Storage and interest in our next-generation products help to validate the longevity we anticipate for our Fibre Channel business, which is driven by strategic initiatives for CIOs such as server virtualization and Big Data.

Initiatives to Drive Shareholder Value Executing to our long-term strategy Page 6 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

As I mentioned at our recent Analyst Day, we are taking active steps aimed at increasing shareholder value through a number of key business initiatives. During Q4 we continued to focus on the fundamentals of our Playbook with the following results:
•Generated record revenues for Ethernet and for the overall company as we remain focused on our long-term strategy;
•Repurchased approximately $200M of stock in the quarter, which was roughly 9% of the shares outstanding as of the end of
Q3;
•Increased emphasis on the most strategic areas of our business and divested a non-essential area with the sale of the SBS business unit;
•Generated record operating cash flow of $206M during the quarter;
•Continued to enforce stringent expense management controls throughout the company to drive higher profitability;
•And, repaid $50M on the term loan, which reduced the remaining balance to $190M.
We will continue to focus on the fundamentals of our Playbook as we enter FY 12. Now I will cover other highlights for Q4 and
FY 11 in more detail.

Network Transformation Creating Opportunities Brocade: Differentiation through Innovation Page 7 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

The networking industry is in the midst of a major transformation necessitated by disruptive IT forces such as enterprise mobility, Big Data, cloud computing, and virtualization of data centers. We view network transformation as a new business opportunity and a way to differentiate ourselves by out-innovating the competition. In fact, I can point to several areas where I believe we are seizing the innovation opportunities that are available to us, namely:
•Creating the Ethernet Fabric
market through our pioneering efforts in bringing purpose-built solutions for flatter, faster, simpler networks;
•Redefining the economics of IT hardware acquisition with Brocade Network Subscription by delivering a monthly subscription model that aligns network expense with business needs;
•Driving the technology transition in the storage industry with our new 16 Gbps Fibre Channel products;
•Challenging the status quo with the new Brocade ICX 6610 Switch in the campus networking market by delivering innovative solutions that clearly differentiate themselves against the overpriced and over-engineered offerings of our competitors. In addition, we are leading with the best price-performance 100 GbE routing solution in an expanding Service Provider marketplace.

Brocade VDX/Ethernet Fabric Progress and Roadmap Networks that just work Page 8 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Looking at the Ethernet Fabric category, we’ve been executing extremely well to our strategy and delivering on our roadmap since we introduced our vision at our 2010 Technology Day. Since then, we have consistently delivered results such as being the first vendor to ship an Ethernet Fabric solution in January of this year and reaching the 100 Brocade VDX customer mark in
Q2 11.
In Q4, we extended our leadership by introducing our second wave of Ethernet Fabric solutions at VMworld just as competitors were bringing their first-generation products to market. Specifically, we introduced two new Brocade VDX switches, the Brocade
VDX 6710 and Brocade VDX 6730, which added new features, performance, and functionality to this growing product family.
These products are purpose-built to meet the new rigors of highly-virtualized data centers and private/public cloud computing. In terms of customer adoption, Brocade now has over 300 customers who have deployed the Brocade VDX line of
Ethernet Fabric-enabled solutions, with nearly 20% returning as repeat customers.

Ethernet Fabric Case Study Mission-critical and revenue-generating deployment at Tier-4 data center Page 9 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Tissat, a leading data center and cloud services provider in Spain, is a useful case study for a successful Ethernet Fabric deployment. In support of its strategic objectives, Tissat deployed our Ethernet Fabric solution inside of its Tier-4 data center, a level of certification which is only assigned to data centers with less than one hour of downtime per year. Our solution has resulted in dramatically simplifying network management, saving costs, and improving network performance for this early adopter of Ethernet Fabrics. This successful deployment demonstrates that Brocade Ethernet Fabrics are capable and proven to operate in mission-critical environments that correlate to our Storage heritage of supporting the most demanding applications and data centers in the world.

Challenging the Status Quo in Campus Networking Advanced technology for dynamic enterprise networks Page 10 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Moving onto the campus networking market, Brocade is delivering key innovations in this customer segment that we believe are challenging the status quo in terms of performance, value, and functionality. Earlier this month we introduced new campus networking solutions that we believe will reset the price/performance ratio in this market. Specifically:
• The new Brocade ICX 6610 Switch, a high-performance Ethernet access switch that combines chassis-like reliability and performance with the flexibility and affordability of a stackable switch. It delivers five times the stacking bandwidth of the leading competitor while offering a 35% improvement in total cost of ownership (TCO).
• New high-density 10 GbE options for the Brocade FastIron SX Series that provide significant performance and scalability enhancements for chassis-based aggregation and core switching. These blades enable customers to deploy up to 128 ports of 10 GbE in a single switch at up to 50% lower cost than the leading competitor.
These new leading-edge products allow us to better participate in a market that continues to generate more than $13B in revenue worldwide and also position Brocade well in high-performance segments.

Ethernet Business Progress
*
Business revenue includes both products and services/support
Outpaced Ethernet market in FY 11

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

Growing our Ethernet business was a consistent theme throughout FY 11. As I mentioned earlier, we are executing well in this area with
Ethernet product revenue in FY 11 growing 13% compared to FY 10. In terms of our Ethernet business, which includes products and services, Brocade ended Q4 with revenues of $189M, up 11% Yr./Yr.
For the full year, Brocade’s Ethernet business revenue was nearly $670M, a record performance, and up 11% compared to FY 10.
Driving this Ethernet performance in Q4 was strength in the Enterprise and Federal segments, with the Enterprise business growing 19%
Qtr./Qtr. and 19% for FY 11. The Federal Ethernet business grew 39% Qtr./Qtr, although it was down 14% Yr./Yr. in a more challenging spending environment. We also saw record revenue for our Service Provider business in FY 11, which increased 33% compared to FY 10.
Finally, we have built a solid foundation with hundreds of early adopters of Brocade VDX switches and we believe this will be critical to long-
term growth in our Ethernet business.
There are several other notable trends in our Ethernet business that’s worth mentioning:
• One, Q4 was a record quarter in terms of revenue in both our Americas, excluding federal, and EMEA geographies. In fact,
EMEA improved its business nearly 60% Yr./Yr.
• Two, we are seeing some very positive customer trend data such as Brocade acquiring more new Ethernet customers in Q4 than any quarter before. In addition, we are seeing great traction in our top 100 accounts, which are foundational for this business. We were very pleased to see that 95 out of these Top 100 accounts made purchases in Q4 with average deal size per account up nearly 20% Qtr./Qtr.
• Three, we are also making great progress in being able to sell Ethernet solutions into our top SAN accounts. At the end of Q4 we can now point to 60% penetration of Ethernet sales into our top 100 SAN accounts with more than half of those customers purchasing Brocade
Ethernet products in the quarter. This demonstrates that a majority of our large SAN customers trust Brocade as a complete networking solutions provider.

Leveraging the Power of the Channel Brocade value proposition is compelling Page 12 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

We recognize that the channel is also critical to the growth of our Ethernet business over the long term. We believe we offer our channel partners a number of unique value propositions in the form of the
“Three
Ps,”
namely roduct differentiation, partner
rofitability, and account ull to create demand. These value propositions have helped Brocade generate more revenue through the channel year-over-year, particularly for our Ethernet products.
In addition, our channel efforts paid off in Q4 with several important industry recognitions:
•Tech Data, a global distributor serving thousands of resellers, named Brocade as their “Vendor Partner of the Year” at their annual event, beating out HP, Cisco, VMware, IBM, and others. Tech Data cited two main factors for awarding Brocade the honor: Brocade’s projected year-over-year revenue growth of over 30 percent and the growth of our unique customer count by over 35% year-to-date;
•Insight, a global value added reseller with nearly $5B in revenue, named Brocade as their “Partner of the Year” in several categories, including Top Sales and Profitability Partner, Top Partner Alignment, and Top Insight Values Representative;
•Brocade was also honored with the Global Technology Distribution Council's (GTDC) Silver Rising Star award based on Brocade’s strong performance in the $100 million to $500 million category for year-over-year U.S. revenue growth through distributors.
As announced last week, Brocade continues to invest and enhance its Alliance Partner Network, or APN, program in an effort to make channel partners more profitable and successful in meeting the needs of our customers.
P
P
P

•
Q4 Storage business revenue of
$361M, up 8% Qtr./Qtr.
•
Q4 Storage product revenue of $303M,
up 10% Qtr./Qtr.
•
Director revenue up 11% Qtr./Qtr.
•
Switch revenue up 10% Qtr./Qtr.
•
Embedded switch revenue up 8% Qtr./Qtr.
Storage Business Progress
Strength across all product segments

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

A consistent theme and Playbook fundamental is maintaining our leadership in the SAN market. Brocade accomplished this in
Q4 and throughout FY 11 by delivering advanced solutions that enable our customers to increase performance, consolidate, and increase business agility. Storage business revenue, including products and services, was over $361M in Q4, up 8%
Qtr./Qtr. We saw a slightly higher growth rate for our Storage products revenue, which was up 10% Qtr./Qtr. We saw good sequential growth across all product segments for Storage in the quarter, including our 16 Gbps products.

World’s Fastest Storage Area Networks Page 14 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

One of the drivers behind our strong Storage results was Brocade seeing a better-than-expected ramp of our 16 Gbps products, which generated approximately $40M in revenue in Q4. We attribute part of this strong performance to the fastest, and perhaps the smoothest, qualification process for any new product portfolio among our key OEMs. To date, EMC, Fujitsu, HDS, HP, IBM, and NetApp have qualified our next-generation Storage portfolio and made it generally available to customers.
We are also seeing good traction and strong demand for our Storage products in emerging markets. For example, in Q4
Brocade closed a number of large director deals in these countries and elsewhere, indicating that the number and size of new data center and storage networking opportunities remain very healthy. This correlates well with the data we shared at Analyst
Day from industry research and from our own customer survey showing Fibre Channel to be a mission-critical technology, which will be in demand for years to come.
The results for our Storage business in Q4 as well as the significant progress we’ve made in transitioning to the next-generation
SAN technology, serve as important proof points to the customer confidence and reliance of this tried-and-tested data center foundation.

•
Record Ethernet revenue for quarter
and year
•
Strong Storage revenue growth and faster-
than-expected ramp of 16 Gbps products
•
300+ Brocade VDX accounts in deployment
•
Record operating cash flow quarter
•
~$200M share repurchase
Q4 2011 Summary
Executing to our long-term strategy

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

In summary, we believe that we have created good momentum exiting the year and look forward to leveraging our position of technology leadership, new products, and expanding routes to market into the new fiscal year.

FY12 Playbook
1. Differentiate Through Innovation
2. Grow Top Line Profitably
3. Execute on 2011 Investments
4. Increase Shareholder Value
5. Be an Employer of Choice

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

Looking forward to FY 12, we plan to execute on our business strategies as outlined in our Playbook with the following fundamentals:
• Differentiate through innovation
• Grow top line profitably
• Execute on 2011 investments
• Increase shareholder value
• Be an employer of choice
I look forward to reporting our progress on these fundamentals throughout FY 12.

Q4 FY 2011 Financials Dan Fairfax, CFO Page 17 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Prepared comments provided by Dan Fairfax, CFO

Key Financial Metrics
*
Non-GAAP, please see GAAP reconciliation in appendix
Q4 10 Q1 11 Q2 11 Q3 11 Q4 11
Q4 11
Qtr./Qtr.
Q4 11
Yr./Yr.
Revenue $549M $546M $548M $503M $550M +9% +0.3%
Storage product revenue $314M $331M $329M $275M $303M +10% -4%
Ethernet product revenue $143M $126M $129M $139M $158M +14% +11%
Global Services revenue $92M $89M $91M $89M $89M +1% -3%
Non-GAAP gross margin* 62.2% 62.0% 63.4% 61.8% 62.9% +1.1 pts +0.7 pts
Non-GAAP operating margin* 20.2% 17.1% 17.9% 14.0% 21.0% +7.0 pts +0.8 pts
Non-GAAP EPS—diluted* $0.13 $0.12 $0.12 $0.09 $0.16 +$0.07 +$0.03
GAAP EPS—diluted $0.05 $0.05 $0.05 $0.00 -$0.01 -$0.01 -$0.06
Operating cash flow $106M $118M $114M $11M $206M +1,765% +94%
Net debt $624M $503M $394M $374M $382M +2% -39%

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

In Q4 11, Brocade generated revenue of $550M, which was up over 9% Qtr./Qtr. and slightly above Q4 10 results. Revenue for FY 11 was $2,147M, up 3% from
FY 10. Storage product revenue grew 10% Qtr./Qtr. driven by good growth across all Storage segments and a faster-than-expected ramp of 16 Gbps products.
OEM inventory was reduced to a little more than one week of supply exiting Q4, compared to approximately two weeks exiting Q3. This is the lowest level of inventory held by our OEMs since Q1 09. Storage product revenue represented 55% of total revenue in Q4, unchanged versus Q3.
Ethernet product revenue was up 14% Qtr./Qtr., achieving a new record for the company, with Federal and Enterprise segments driving the sequential growth in the quarter. We continued to see good Ethernet growth Yr./Yr. across our customers, segments, and product offerings. Ethernet product revenue in Q4 represented 29% of total revenue, up from 28% in Q3. During FY 11 our Ethernet product revenue grew 13%, which we believe was significantly faster than the market growth.
Global Services revenue was approximately $89M, up slightly sequentially driven by higher support revenue. At the end of September, we completed the sale of our SBS consulting business which reduced our professional services revenue by $2M and slightly increased services gross margins in the quarter. The SBS workforce was approximately 120 employees. Our Global Services revenue represented approximately 16% of total Q4 revenue, slightly down from Q3.
Non-GAAP gross margins were 62.9% in
Q4,
better than the guidance range we provided for the quarter and up 110 basis points from Q3. The higher-than-
expected gross margins were driven by higher revenue, favorable product mix, and lower manufacturing overhead than anticipated. Non-GAAP operating margins improved to 21.0% in Q4, driven primarily by the increase in revenue and lower operating expenses than we incurred in Q3.
Non-GAAP EPS on a diluted basis was $0.16 for Q4. GAAP EPS was a loss of $.01 for the quarter, driven by the divestiture of SBS and the tax rate impact of using repatriated cash used for stock repurchase in Q4. The Q4 effective non-GAAP tax rate was 22.9% and effective GAAP tax rate was 110.5%. The higher-
than-usual GAAP tax rate was impacted by repatriating the cash for the share repurchase. Other Income/Expense in the quarter was ($13.6M), approximately
$3.5M better than Q3 and slightly better than our guidance for Q4. This quarter now reflects the full benefit of the lower interest rate on our term debt and lower related amortization of issuance costs and debt discount from the refinancing in June.
During Q4 we generated a record of $206M in operating cash flow. We repatriated $200M from our offshore operations in a cash tax efficient transaction by offsetting the US income generated against available net operating loss carry-forwards. Further we paid down $50M of term debt and repurchased approximately 46.5M shares. Net debt was $382M exiting 2011, down from $624M at the end of fiscal 2010. Weighted average diluted shares were 486M in Q4, down 24M from Q3. We will see the full EPS benefit of the Q4 share repurchase in our Q1 12 outlook.

Total  +11%
Enterprise
Service Provider
Federal  -29%
Total Ethernet Business Revenue
Record Ethernet Business Revenue in Q4 11 and FY 11
23%
FY 11 Yr./Yr. Compares

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

Looking at our Ethernet business, including hardware and Ethernet-based support and services, Q4 revenue was $189.2M, up 11% Yr./Yr. and up 12% from Q3, achieving the largest Ethernet revenue quarter in the history of the company. Ethernet business revenue for FY 11 was a record $669.8M, up 11% compared to FY 10.
From an Ethernet product segment view, we continued to see good growth with both our fixed form-factor and chassis products in the quarter.
Sequential revenue growth in the quarter was led by the Brocade FCX stackable switches, up 36% Qtr./Qtr., and Brocade MLX router chassis, up 21% Qtr./Qtr., with both product families achieving record revenue in Q4. We also continued to see good growth with Brocade ADX Layer
4–7 product revenue in Q4, which was up over 55% Yr./Yr.
As we drill down into the Ethernet business details in Q4, we are pleased with the Yr./Yr. growth in our Service Provider and Enterprise segments. Q4 revenues from Enterprise and Service Provider businesses collectively were up 18% Yr./Yr. and up 8% sequentially, showing continued growth across our product portfolio and customer base. Our Enterprise business generated record revenue of $108.1M for Brocade in Q4 and record revenue of $390.1M for FY 11 on growth of 19% Yr./Yr. Our Service Provider business continued to perform well in Q4, generating $47.2M in revenue and also achieved record revenue of $182.4M in FY 11 with 33% growth Yr./Yr.
From a geographic viewpoint both EMEA and Americas, excluding Federal, were up quarter-over-quarter, while APAC and Japan were both lower. Our Q4 Federal Ethernet business was $33.9M, up 39% from the previous quarter, reflecting strong improvement in Federal orders in the quarter and was down 14% Yr./Yr.
We continue to be pleased with Ethernet Fabric-enabled Brocade VDX product revenue, which grew 16% sequentially. We now have over 300
Brocade VDX customers as Mike had mentioned previously and have generated more than $15M of revenue this year from this important new product family. We believe we are in a leading competitive position and expect these products to drive meaningful growth for us during FY 12.
Total converged networking product revenue in Q4, including the Brocade 8000, FCoE blades for Brocade DCX backbones, Brocade VDX switches, and Converged Network Adapters, was up nearly 200% Yr./Yr.

Total SAN Business Revenue Total -1% Support -4% Products 0% FY 11 Yr./Yr. Compares Page 20 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Looking at our Storage business, including hardware and Storage-based support and services, Q4 revenue was $361.3M, up 8%
sequentially and down 4% from Q4 10. Storage business revenue was $1,478M in FY 11, slightly lower than the $1,490M reported in FY
10. We saw end-user demand for our storage products increase 8% Yr./Yr., which was offset by approximately a one and one-half week reduction in OEM inventory levels during the year.
I want to spend a minute discussing our OEM inventory metric. In the past, we have provided OEM inventory turns measured on a consolidated basis across all products in recognition of the significance of OEMs to our historical selling models. This metric provided the estimated number of weeks of product shipments that could be fulfilled from inventory held by OEMs regardless of product family. With the relatively small OEM contribution to our Ethernet revenue and changes in sales focus for our Ethernet products, we will now report OEM weeks of inventory solely on our Storage business. This new metric will be based on OEM Storage inventory and estimated Storage business revenue going forward. We believe that this updated metric will help provide improved visibility to the inventory position at our
OEMs and eliminate the impact from any material changes in segment mix. For comparison purposes, Q4 inventory levels were a little more than one and one-half weeks using the new metric based on only Storage business revenue as compared to just over one week under the old metric based on overall company revenue.
Demand for Storage products was greater than expected in our seasonally strong Q4 and resulted in Storage product revenue of $302.9M in the quarter, up 10% sequentially. We experienced good growth across our Director, Switch, and Server product segments in Q4.
Demand for our 16 Gbps portfolio of products was higher than expected for the quarter, as end-user interest was strong and all the major
OEMs are now qualified and shipping product. Revenue for 16 Gbps products was nearly $40M in Q4.
Our Server product group, including embedded switches and Server adapter products (HBAs and Mezzanine Cards), posted revenue of
$47.4M, up 7% from Q3 and up 2% Yr./Yr. Embedded switch revenue was up 2% Yr./Yr. while our Server adapter product revenue was down slightly Yr./Yr.

Revenue: Routes to Market, 10% Customers, Geographic Splits Page 21 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

In Q4, Brocade had three customers (EMC, HP, and IBM) that each contributed revenue of at least 10% of the total company revenue. These three customers contributed 41% of revenue in Q4, down from 43% in Q3 when we had the same three 10% customers. Other OEMs represented 21% of revenues in Q4, versus 18% in Q3, driven by higher revenue contribution from HDS and Dell. Channel and Direct were 38% of revenue in Q4, a slight decrease from 39% in Q3.
The mix of business based on ship-to location was 62% domestic and 38% international in the quarter, reflecting a slight shift in mix to domestic revenue from Q3.

Revenues and Non-GAAP Gross Margins* * Non-GAAP, please see GAAP reconciliation in appendix Page 22 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Q4 non-GAAP Company gross margins of 62.9% were above the range of 61.0% to 62.0% provided for the quarter. Gross margins improved 110 basis points quarter-over-quarter driven by better Storage product and Global Services gross margins in the quarter. Gross margins were higher by 70 basis points Yr./Yr. on improved product margins, including progress on our
Ethernet product margins initiatives.
Q4 Product non-GAAP gross margins were 64.7%, up from 64.5% in Q3 and 63.9% in Q4 10 driven by improving margins for both Ethernet and Storage products. Q4 Ethernet non-GAAP gross margins were 49.1%, down slightly from 49.7% reported in
Q3 and up 130 basis points from 47.8% reported in Q4 10. The Ethernet gross margin improvement year-over-year was driven primarily by a more profitable product mix. Q4 Storage non-GAAP gross margins were 72.8%, up 80 basis points from 72.0% in
Q3 and up 160 basis points from 71.2% in Q4 10, driven by a favorable product mix. The Q4 impact on overall non-GAAP gross margins from higher Product gross margins was approximately +25 basis points.
With consolidation of our supply chain nearly complete and the continued blending of Ethernet and Fibre Channel technology in our converged products and Ethernet Fabric switches, we believe individual product family gross margins are becoming less meaningful and relevant to management and investors. We will begin highlighting our Product gross margins during our earnings calls going forward and will provide you color on the segment and product mix dynamics as they relate to the changes in overall
Product gross margins. The blended Product non-GAAP gross margin target for FY12 is 63% to 66%, which assumes roughly two-thirds Storage mix and one-third Ethernet mix of total product revenue. We have been operating within or better than that target each of the past five quarters.
Global Services non-GAAP gross margins were 53.4% in Q4, an improvement from 49.5% reported in Q3, due to the sale of
SBS during the quarter, higher support revenue, as well as lower support spending in the quarter. The Q4 impact on overall non-
GAAP gross margins from higher sequential Global Services gross margins was approximately +65 basis points.

Operating Performance vs. Target Model (FY 11) * Non-GAAP, please see GAAP reconciliation in appendix Page 23 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Company non-GAAP gross margins were 62.9% for Q4 and 62.5% for FY 11. Gross margins for the year were relatively flat compared to FY 10 and near the top of the target range of 61% to 63% for FY 11.
On a non-GAAP basis, total operating expenses were 41.8% of revenues in Q4 versus 47.8% in Q3. Operating expenses on a dollar basis decreased $10.3M from Q3, demonstrating our ability to manage our expenses very tightly and our commitment to driving higher levels of productivity.
Headcount was down 226 sequentially, which was primarily driven by the sale of SBS (120 personnel) during the quarter.
The majority of headcount savings from that divestiture was captured in our Global Services gross margin results.
Operating expenses for FY 11 were 44.9% of revenues, just above our target range of 43% to 44% for FY11.
Non-GAAP operating margins were 21.0% in Q4, an increase from Q3 as well as Q4 10, and better than our expected range, driven by higher revenue, higher gross margins, and reduced operating expenses. Operating margins for FY 11 were 17.6%, within our target range of 17% to 20% for FY 11.

Balance Sheet and Cash Flow Highlights
* Adjusted EBITDA is as defined in the term debt credit agreement
Q4 10 Q1 11 Q2 11 Q3 11 Q4 11
Q4 11
Qtr./Qtr.
Q4 11
Yr./Yr.
Cash from operations $106M $118M $114M $11M $206M
+1,765% +94%
Capital expenditures $46M $23M $27M $26M $20M
-23% -56%
Free cash flow $61M $95M $87M ($15M) $186M
– +206%
Debt payments $30.2M $39.7M $58.9M $12.3M $50M
+307% +66%
Cash, equivalents, and
short-term investments
$336M $416M $466M $473M $415M -12% +24%
Senior secured debt $960M $919M $860M $847M $797M -6% -17%
Adjusted EBITDA* $126M $114M $121M $91M $138M +51% +9%
Stock repurchase $0 $0 $0 $10M $201M +1,898% –
Senior secured leverage ratio 1.93x 2.01x 1.86x 1.87x 1.72x -8% -11%
Covenant 2.5x 2.5x 2.5x 2.5x 2.5x – –
Fixed charge coverage ratio 1.66x 1.79x 2.26x 2.29x 2.63x +15% +58%
Covenant 1.25x 1.5x 1.5x 1.5x 1.5x – –
As of October 29, 2011

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

Cash generated from operations was $206M in Q4, up significantly quarter-over-quarter due to improved shipment linearity in
Q4, resulting in DSOs of 41 days, higher overall revenue, and profitability, as well as the typical cash flow pattern for the company, which is seasonally stronger in Q4. Total capital expenditures in the quarter were $20M, versus $26M in Q3.
Cash, equivalents, and short-term investments were $415M, down $58M from Q3, reflecting the cash used for the share repurchase and term debt retirement in the quarter that Mike mentioned. Our cash and equivalents are up $79M from Q4 10. In
Q4, we reduced our term debt principal by another $50M and our term debt loan balance is now $190M exiting the year. We now have $178M remaining of our Board-authorized stock repurchase program.
Adjusted EBITDA in the quarter was $137.8M, which was a significant increase from the Q3 level of $91.3M. The Senior
Secured Leverage Ratio of 1.72x and the Fixed Charge Coverage Ratio of 2.63x are both well within the covenant requirements of our term credit agreement.

Strong Cash Flow—Reducing Debt and Repurchasing Shares
* Cash, cash equivalents, and short-term investments

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

With the strong operating cash flow of $449M that the company generated during FY 11, I am pleased that we have been able to reduce our term debt by over  $160M or nearly 46% this year, repurchase over 48M shares to significantly reduce the shares outstanding as we enter FY 12, and grow our cash balance by approximately 24% year-over-year.
Our top priorities for cash going forward are to maintain a prudent balance sheet in the face of continued macro economic uncertainty, reduce our term debt and opportunistically repurchase stock.

Q1 2012 Planning Assumptions and Outlook
IT market conditions
•
Uncertainty around macro economic conditions
•
IT spending is growing but at slower pace
•
Federal spending will be seasonally down
Brocade business
•
Planning for annual growth rate of 2–5% for storage
•
Impact of SBS divestiture (lower revenue,
higher margin) to Global Services
Other P&L items
•
Full EPS benefit of Q4 share repurchase
•
Structural tax rate assumes no R&D tax credit
renewal in 2012
OEM inventories
•
Expect to remain relatively flat Qtr./Qtr.
* Non-GAAP, please see GAAP reconciliation in appendix
Financial Outlook Q1 12
Revenue range $530M–$550M
Non-GAAP gross margin* 62.0%–63.0%
Non-GAAP operating expenses* 44.0%–45.0%
Non-GAAP operating margin* 17.0%–19.0%
Other income/other expense ($13M)
Non-GAAP tax rate* 25%–27%
Fully diluted shares outstanding 465M–475M
Non-GAAP EPS* $0.12–$0.14
Operating cash flow $50M–$70M
Capital expenditures $20M–$23M
Free cash flow $27M–$30M

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

Looking forward to Q1 12, we contemplated the following in setting our outlook:
•The current macro environment and economy continue to show uncertainty, especially within the Eurozone countries.
•IT spending is growing but at lower levels than anticipated in early calendar 2011.
•We saw greater-than-expected demand for 16 Gbps products in Q4, but continue to plan our Storage business around expected long-term industry growth rates of 2-5% per year.
•We expect Federal spending to be seasonally weak in Q1 and are cautious as we enter the quarter ahead of Federal budget uncertainity.
•The recent flooding in Thailand has not impacted Brocade directly, but we continue to monitor the potential impact to our partners and the broader supply chain.
•We expect to see the full impact of the divestiture of SBS, which will reduce our professional services revenue by another $3M in Q1.
•We expect to see some increases in operating expense dollars, driven primarily by our annual employee cost of living increase, but anticipate holding headcount relatively flat at Q4 levels.
•Exiting Q4, OEM inventory was a little more than one and one-half weeks based on Storage business revenue. Exiting our Q1, we expect
OEMs to continue to hold approximately the same level of inventory going into the weaker part of the year for them.
•We expect to see the full EPS benefit of the $200M share repurchase in our Q1 results and anticipate using more of our available cash for debt reduction.
•From a tax rate perspective, we plan at a structural rate of 25% to 27% non-GAAP, assuming that the Federal R&D Tax Credit will expire at the end of December 2011.  If the Tax Credit is renewed for Calendar 2012, we would expect our structural rate to be reduced by 2 to 3 points. Discrete events can impact our tax rate from time to time. However we do not provide guidance on such events due to the inherent uncertainty of their timing.

Prepared Comments and Live Conference Call
Jason Nolet
VP of Data Center
and Enterprise
Networking
Dan Fairfax
CFO
John McHugh
CMO & VP of
Marketing
Ian Whiting
SVP of WW Sales
Mike Klayko
CEO
Dave Stevens
CTO & VP of
Corporate
Development
November 21, 2011, 2:30pm

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

Prepared comments provided by Rob Eggers, Investor Relations
That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on November 21
Brocade will host a webcast conference call at
www.brcd.com.
Thank you for your interest in Brocade.

Appendix and Reconciliations Page 28 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Net Debt: Defined as Total Debt Less Total Cash Decreased by nearly $700M from Q1 09 to Q4 11 Page 29 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.

Quarterly Net Income (Loss)
GAAP/Non-GAAP Reconciliation
(In Thousands) Q4 10 Q1 11 Q2 11 Q3 11 Q4 11
Net income (loss) on a GAAP basis 22,227 26,918 26,079 1,937 (4,324)
Gross margin adjustments:
Stock-based compensation
3,179
2,860
4,167 4,234 4,345
Amortization of acquired intangibles
14,466 14,466 14,466
14,466 14,090
Provision for (benefit from) certain pre-acquisition litigation – – – (14,334) –
Legal fees associated with certain pre-acquisition litigation 243 77 216 92 59
Total gross margin adjustments 17,888 17,403 18,849 4,458 18,494
Operating expense adjustments:
Stock-based compensation 22,096 17,046 18,363 16,733 15,326
Amortization of acquired intangibles 16,190 16,190 15,023 15,023 14,476
Legal fees associated with indemnification obligations and other related costs, net (666) 124 – – –
Restructuring costs and facility lease losses, net 1,059 – – – –
Loss on sale of subsidiary – – – – 12,756
Total operating expense adjustments 38,679 33,360 33,386 31,756 42,558
Total operating income adjustments 56,567 50,763 52,235 36,214 61,052
Original issue discount and debt issuance costs of debt related to lenders that did not participate in the refinancing
– – – 25,465 –
Income tax effect of adjustments
(14,049) (17,208) (17,037) (17,657) 22,018
Non-GAAP net income
64,745 60,473 61,277 45,959 78,746

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

Q4 2011 Cash and Debt Covenant
* Adjusted EBITDA is as defined in the term debt credit agreement
** Cash, equivalents and short-term investments

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

Adjusted EBITDA and Sr. Secured Leverage Ratio
Consolidated Senior Secured Leverage Ratio Q4 FY 10 Q1 FY 11 Q2 FY 11 Q3 FY 11 Q4 FY 11
$ Thousand Actual Actual Actual Actual Actual
Consolidated Net Income (Loss)
$22,226 $26,918 $26,079 $1,937 ($4,324)
plus
(i) Consolidated Interest Charges
$22,202 $21,546 $20,745 $42,066 $13,483
(ii) Provision for Federal, state, local and foreign income taxes payable
$5,432 $0 $0 $0 $45,446
(iii) Depreciation and amortization expense
$51,532 $52,522 $51,712 $51,220 $50,898
(iv) Fees, costs and expenses incurred on or prior to the Acquisition Closing Date in connection with the Acquisition and the financing thereof
$0 $0 $0 $0 $0
(v) Any cash restructuring charges and integration costs in connection with the Acquisition, in an aggregate amount not to exceed $75,000,000
$0 $0 $0 $0 $0
(vi) Non-cash restructuring charges incurred in connection with the Transaction, all as approved by Arrangers
$930 $848 $779 $687 $580
(vii) Other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Borrower and its Subsidiaries for such Measurement
Period)
$574 $175 $1,735 $136 $13,035
(viii) Any non-cash charges for stock compensation expense in compliance with FAS 123R and amortization of the fair value of unvested options under the Acquired Business’ employee stock option plan assumed by the Borrower
$25,275 $19,906 $22,530 $20,969 $19,670
(ix) Legal fees and expenses relating to the Borrower’s indemnification obligations for the benefit of its former officers and directors in connection with its historical stock option litigation
$22 $15 $0 $0 $0
Minus
(i) Federal, state, local and foreign income tax credits
$0 $5,717 $612 $10,300 $0
(ii) All non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its Subsidiaries for such Measurement Period)
$2,212 $1,995 $1,992 $15,408 $1,024
Consolidated EBITDA $125,981 $114,218 $120,976 $91,307 $137,764
4 Quarter Trailing Consolidated EBITDA $497,098 $458,465 $463,371 $452,483 $464,266
Consolidated Senior Secured Debt $959,491 $919,312 $859,983 $847,031 $796,782
Consolidated Senior Secured Leverage Ratio (x) 1.93 2.01 1.86 1.87 1.72
As defined in the term credit agreement

Brocade Q4 FY 2011 Earnings
11/21/2011
© 2011 Brocade Communications Systems, Inc.

Thank You www.brcd.com Page 33 of 33 Brocade Q4 FY 2011 Earnings 11/21/2011 © 2011 Brocade Communications Systems, Inc.